                                                                  EXHIBIT (5)(a)

Filed as Exhibit (10)(a) with the Initial Filing of this
Registration Statement on Form S-6 on April 6, 1984.
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                       (LOGO OF "METROPOLITAN INSURANCE COMPANIES" APPEARS HERE)
_______________
EGN
_______________

                             PARTICIPATION REQUEST

                                      AND

                                   AGREEMENT

                                    FOR THE

                          MULTIFUNDED ANNUITY CONTRACT

                                   (VESTMET)

                      CORPORATE OR KEOGH RETIREMENT PLANS

________________________________________________________________________________

Name of Plan        ____________________________________________________________

                    ____________________________________________________________


Type [_]  Corporate Pension/Profit Sharing Plan (401a) [_]  Trusteed Keogh
[_]  Other ___________________

Name of Employer    ____________________________________________________________

                    ____________________________________________________________

Address of Employer ____________________________________________________________

                    ____________________________________________________________

                    City___________________________ State_______________________

                    Zip____________________________

I request that employees covered under the above Plan be permitted to become Participants under Metropolitan's Multifunded Annuity Contract ("The Contract") and for this purpose I request to participate in the Metropolitan Group Annuity Contracts Trust ("the Trust").

I certify that (1) I have been given a specimen copy of the Contract issued by Metropolitan to the Trustee of the Trust which describes the rights of persons participating in the contract; (2) the Plan is a "Plan" as defined in the contract; (3) should the Plan cease to satisfy the Contract definition I will so notify Metropolitan; (4) either all employees of the Employer, or all employees of certain specified classes, are eligible to become Participants under the Contract; (5) if the Plan is a "Keogh" plan, I have received a copy of the Multifunded Annuity Prospectus from Metropolitan; (6) I have receive and signed "Disclosure Keogh and Corporate Pension and Profit Sharing Plans."

I understand that no sales representative or other person, except an authorized officer of Metropolitan, has the authority to make or change any contract, to waive or alter any rights of Metropolitan, or to make any binding promises about any contract.


                                           _____________________________________
                                           Signature(s) of Trustee(s)


_________________________________________  _____________________________________
Signature for the Employer        Title


________ ________________________________  _________ ___________________________
Date     City and State of Signing         Date      City and State of Signing